EX.99.906CERT

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of Braddock Multi-Strategy Income Fund, a series of Investment Managers Series Trust (the “Trust”), for the year ended December 31, 2016 (the “Report”), Maureen Quill, as President and Chief Executive Officer of the Trust, and Rita Dam, as Treasurer and Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	3/10/17

/s/ Maureen Quill
Maureen Quill President and Chief Executive Officer

/s/ Rita Dam
Rita Dam Treasurer and Chief Financial Officer